As filed with the Securities and Exchange Commission on February 27, 2015

Registration Nos. 333-183818-
333-183818-19

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN MIDSTREAM PARTNERS, LP
AMERICAN MIDSTREAM FINANCE CORPORATION
(and each of the subsidiary guarantor co-registrants identified in the table below)
(Exact name of registrant as specified in charter)

Delaware Delaware	27-0855785 30-0748810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1400 16th Street
Suite 310
Denver Co 80202
(720) 457-6060
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel C. Campbell
1400 16th Street
Suite 310
Denver Co 80202
(720) 457-6060 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Lucy Stark, Esq.
Scott A. Berdan
Holland & Hart LLP
555 17th Street, Suite 3200
Denver, Colorado 80202
(303) 295-8000
Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities not sold pursuant to this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	¬	Accelerated filer	☒

Non-accelerated filer	¬ (Do not check if a smaller reporting company)	Smaller reporting company	¬

CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
American Midstream, LLC	Delaware	27-0855925
American Midstream Chatom, LLC	Delaware	80-0828650
American Midstream Chatom Unit 1, LLC	Delaware	45-5558282
American Midstream Chatom Unit 2, LLC	Delaware	90-0862302
American Midstream Marketing, LLC	Delaware	27-0856071
American Midstream (Burns Point), LLC	Delaware	38-3858165
American Midstream (Alabama Gathering), LLC	Alabama	72-1347862
American Midstream (Alabama Intrastate), LLC	Alabama	63-1010510
American Midstream (AlaTenn), LLC	Alabama	63-0272062
American Midstream (Bamagas Intrastate), LLC	Delaware	76-0646547
American Midstream (Louisiana Intrastate), LLC	Delaware	71-0890796
American Midstream (Midla), LLC	Delaware	72-0460300
American Midstream (Mississippi), LLC	Delaware	71-0890799
American Midstream (SIGCO Intrastate)	Delaware	72-1533364
American Midstream (Tennessee River), LLC	Alabama	63-0935012
American Midstream Offshore (Seacrest), LP	Texas	52-2384543
American Midstream Onshore Pipelines, LLC	Delaware	76-0410558
Mid Louisiana Gas Transmission, LLC	Delaware	84-1074614

(1) The address for each co-registrant is 1614 15th Street, Suite 300, Denver, Colorado 80202.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

Explanatory Note - DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-3 (File Nos. 333-183818-333 and 183818-19) originally filed with the Securities and Exchange Commission on September 11, 2012, as declared effective on November 30, 2012, as amended by post-effective amendments on October 2, 2013 and November 22, 2013 and as subsequently declared effective on November 27, 2013 (the “Registration Statement”), pertaining to the sale of (i) up to $400,000,000 of (a) common units representing limited partner interests in American Midstream Partners, LP a Delaware limited partnership, or the Registrant (the “Primary Common Units”) or (b) debt securities issued by the Registrant or co-issued by the Registrant and American Midstream Finance Corporation (the “Debt Securities”), and guarantees of the Debt Securities to be issued by the Co-Registrants listed on the cover page of this Post-Effective Amendment No. 3 (the “Guarantees,” and together with the Primary Common Units and the Debt Securities, the “Primary Securities”) and (ii) 725,120 common units representing limited partner interests in the Registrant for offer and sale by the selling unitholder named in the Registration Statement (the “Selling Unitholder Securities,” and together with the Primary Securities, the “Securities”).

This Post-Effective Amendment No. 3 is being filed to deregister any and all of the Securities that were registered for issuance pursuant to the Registration Statement and that remain unsold thereunder as of the date hereof.

In accordance with the undertaking made by the Registrant pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended, to remove from registration by means of a post-effective amendment any Securities which remain unsold at the termination of the offering subject to the Registration Statement, the Registrant hereby deregisters (i) the approximately $251,331,041 of unsold Primary Securities and (ii) 299,875 of the Selling Unitholder Securities previously registered for issuance under the Registration Statement which remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 27, 2015.

AMERICAN MIDSTREAM PARTNERS, LP

By:		AMERICAN MIDSTREAM GP, LLC its general partner

By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel C. Campbell	Senior Vice President and Chief Financial Officer (principal financial officer) and Agent for Service of Process	February 27, 2015
Daniel C. Campbell

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 27, 2015.

AMERICAN MIDSTREAM FINANCE CORPORATION

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel C. Campbell	Senior Vice President and Chief Financial Officer (principal financial officer) and Agent for Service of Process	February 27, 2015
Daniel C. Campbell

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 27, 2015.

AMERICAN MIDSTREAM, LLC

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel C. Campbell	Senior Vice President and Chief Financial Officer (principal financial officer) and Agent for Service of Process	February 27, 2015
Daniel C. Campbell

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 27, 2015.

AMERICAN MIDSTREAM CHATOM, LLC
AMERICAN MIDSTREAM CHATOM UNIT 1, LLC
AMERICAN MIDSTREAM CHATOM UNIT 2, LLC
AMERICAN MIDSTREAM MARKETING, LLC
AMERICAN MIDSTREAM (ALABAMA GATHERING), LLC
AMERICAN MIDSTREAM (ALABAMA INTRASTATE), LLC
AMERICAN MIDSTREAM (ALATENN), LLC
AMERICAN MIDSTREAM (BURNS POINT), LLC
AMERICAN MIDSTREAM (BAMAGAS INTRASTATE), LLC
AMERICAN MIDSTREAM (LOUISIANA INTRASTATE), LLC
AMERICAN MIDSTREAM (MIDLA), LLC
AMERICAN MIDSTREAM (MISSISSIPPI), LLC
AMERICAN MIDSTREAM (SIGCO INTRASTATE), LLC
AMERICAN MIDSTREAM (TENNESSEE RIVER), LLC
AMERICAN MIDSTREAM ONSHORE PIPELINES, LLC
MID LOUISIANA GAS TRANSMISSION, LLC

By:	AMERICAN MIDSTREAM, LLC, its sole member
By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member
By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Daniel C. Campbell
Daniel C. Campbell
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel C. Campbell	Senior Vice President and Chief Financial Officer (principal financial officer) and Agent for Service of Process	February 27, 2015
Daniel C. Campbell

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 27, 2015.

AMERICAN MIDSTREAM OFFSHORE (SEACREST), LP

By:		AMERICAN MIDSTREAM, LLC, its general partner

By:		AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:		AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel C. Campbell	Senior Vice President and Chief Financial Officer (principal financial officer) and Agent for Service of Process	February 27, 2015
Daniel C. Campbell

In reliance upon Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 3 to the Registration Statement.